UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2024

STEREOTAXIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36159	94-3120386
(Commission File Number)	(IRS Employer Identification No.)

710 North Tucker Boulevard, Suite 110, St. Louis, Missouri	63101
(Address of Principal Executive Offices)	(Zip Code)

(314) 678-6100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	STXS	NYSE American LLC

Item 1.01. Entry into a Material Definitive Agreement

As previously announced, on May 11, 2024, Stereotaxis, Inc. (“Stereotaxis” or the “Company”) entered into a Share Purchase Agreement with APT Holding Company, Inc., a Minnesota corporation (the “Seller”), to acquire (the “Acquisition”) all of the equity interests of Access Point Technologies EP, Inc., a Minnesota corporation (“APT”). APT is a privately held company that designs, manufactures, and commercializes a portfolio of differentiated high-quality diagnostic catheters used during cardiac ablation procedures that are commercially available across key global geographies. The parties currently expect the Acquisition, which is subject to customary closing conditions (summarized below), to close in the third quarter of 2024.

Pursuant to the Share Purchase Agreement, Stereotaxis agreed to pay to Seller upfront consideration of Stereotaxis common stock subject to closing conditions and a negative net working capital adjustment, as well as additional stock consideration pursuant to earnout provisions in the Share Purchase Agreement. The Share Purchase Agreement specifies earnout performance targets during an earnout period ending at the end of the calendar quarter following the fifth anniversary of the Acquisition closing date. The performance targets are based on achievement of certain global and US revenue targets for APT Products as well as US and EU regulatory approvals of certain robotically-navigated catheters that APT will develop. Stereotaxis is required to file a resale registration statement relating to the stock consideration and anticipates it will cover approximately 6.1 million shares of common stock  for the estimated shares to be delivered as upfront consideration (estimated at approximately 25% of the estimated total shares in the resale registration statement) and for potential milestone achievements (estimated at approximately 75% of the estimated total shares in the resale registration statement) over the earnout period. The exact number of shares to be issued under the Share Purchase Agreement will be calculated based on the average of the closing per share price of Stereotaxis common stock for each of the five trading days ending on the second business day prior to the Acquisition closing date, and in the case of the revenue performance and regulatory milestones, the extent to which milestones are achieved. Such contingent stock consideration, if earned, would be valued based on the value of Stereotaxis common stock at the time(s) such commercial or regulatory milestones are achieved. The vesting of the right to receive the contingent consideration would be accelerated in the event of a change of control of Stereotaxis, based on a probability-weighted average estimate of the potential to achieve any remaining milestones, discounted to its net present value taking into account expected time when earnouts related to the milestones would become payable through September 30, 2029.

The consummation of the Acquisition is subject to certain customary closing conditions, including: (i) the approval of the Share Purchase Agreement by APT’s shareholders; (ii) the absence of any law or judgment, order or decree enjoining, prohibiting or making illegal the consummation of the Acquisition; (iii) the absence of a material adverse effect on APT; (iv) the representations and warranties of Seller, APT, Stereotaxis being true and correct, subject to the materiality standards contained in the Share Purchase Agreement; (v) the Seller completing certain debt restructuring such that APT will not have third-party loan indebtedness prior to the closing, and (vi) APT obtaining a lease extension on its principal leased facilities in Minnesota on certain terms describe in the Share Purchase Agreement.

The Share Purchase Agreement includes customary representations, warranties and covenants of Seller, APT and Stereotaxis for a transaction of this nature, including covenants regarding the operation of APT’s business prior to the effective time of the Acquisition.

APT has agreed to customary restrictions on its ability to solicit alternative acquisition proposals from third parties and engage in discussions or negotiations with third parties regarding alternative acquisition proposals. The Share Purchase Agreement requires APT to pay Stereotaxis a termination fee of $1.0 million in certain circumstances around a breach of such obligations and restrictions. The Share Purchase Agreement contains certain termination rights for both the Stereotaxis and APT, including if the Acquisition is not consummated on or before an “end date” of December 31, 2024.

Voting and Support Agreement. Contemporaneously with the execution of the Share Purchase Agreement, Stereotaxis and certain shareholders of Seller who collectively hold approximately 60% of the voting power of the Seller (the “APT Shareholders”) entered into a voting and support agreement (the “Voting and Support Agreement”). Pursuant to the Voting and Support Agreement, the APT Shareholders have agreed to, among other things, vote all of their shares in Seller that they own as of the record date for the Seller’s shareholder meeting in favor of the adoption of the Merger Agreement.

The foregoing descriptions of the Share Purchase Agreement and the Voting and Support Agreement do not purport to be complete and are qualified in its entirety by reference to the full text of the Share Purchase Agreement and Voting and Support Agreement, respectively, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2024.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth above in the first two paragraphs of Item 1.01 of this Report is incorporated by reference herein.

The issuance of shares of Stereotaxis common stock in connection with the Acquisition will be made in accordance with the terms and subject to the conditions set forth in the Share Purchase Agreement and in reliance on the private offering exemption of Section 4(a)(2) of the Securities Act of 1933, as amended, and/or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder. The issuance and sale is not being conducted in connection with a public offering, and no public solicitation or advertisement will be made or relied upon in connection with the issuance of the shares.

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 15, 2024, the Company held its Annual Meeting of Shareholders. A total of 82,128,762 shares of common stock were outstanding and entitled to vote, and the holders of Series A Convertible Preferred Stock were entitled to an aggregate of 22,094,988 votes on an as-converted basis. At the Annual Meeting, 69,715,380 shares were represented, constituting a 67% quorum. Shareholders were asked to consider and act upon the following:

(1)	The election of one director as a Class II director to serve until the Company’s 2027 Annual Meeting;

(2)	A proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2024;

(3)	A proposal to approve an amendment to the Stereotaxis, Inc. 2022 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder by 4,000,000 shares; and
(4)	A proposal to approve an amendment to the 2022 Employee Stock Purchase Plan to increase the number of shares of common stock authorized for issuance thereunder by 250,000 shares.

Proposal 1, the election of one director, was determined by a plurality of votes cast. The Board’s nominee for director was elected to serve until the Company’s 2027 annual meeting, consistent with the proposal, or until his successor is elected and qualified, by the votes set forth in the table below. Proposals 2, 3 and 4 each were determined by the vote of a majority of the outstanding shares entitled to vote and present in person or represented by proxy at the meeting, and each proposal passed by the votes set forth in the applicable table below.

(1)	Election of Directors:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
David L. Fischel	46,438,916	769,750	22,506,714

(2)	Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2024:

Number of Votes For:	69,449,549
Number of Votes Against:	231,067
Number of Votes Abstain:	34,764

(3)	Proposal to approve an amendment to the Stereotaxis, Inc. 2022 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder by 4,000,000 shares:

Number of Votes For:	43,498,362
Number of Votes Against:	3,355,275
Number of Votes Abstain:	355,029
Number of Broker Non-Votes:	22,506,714

(4)	Proposal to approve an amendment to the 2022 Employee Stock Purchase Plan to increase the number of shares of common stock authorized for issuance thereunder by 250,000 shares:

Number of Votes For:	45,897,897
Number of Votes Against:	962,071
Number of Votes Abstain:	348,698
Number of Broker Non-Votes:	22,506,714

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEREOTAXIS, INC.

Date: May 16, 2024	By:	/s/ Laura Spencer Garth
	Name:	Laura Spencer Garth
	Title:	Secretary